UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, Daniel Lauré and Laurent Wolffsheim resigned from the Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation (the “Company”), and on November 3, 2017, the Board appointed François Badoual and Antoine Larenaudie to serve as members of the Board. Messrs. Lauré and Wolffsheim had served as designees of Total Solar International SAS France, formerly known as Total Gas & Power USA, SAS (“Total”), pursuant to the Affiliation Agreement, dated as of April 28, 2011, as amended, between Total and the Company (the “Affiliation Agreement”), and Messrs. Badoual and Larenaudie are replacing Messrs. Lauré and Wolffsheim, respectively, as Total’s designees on the Board.

Mr. Badoual has served as President and CEO of Total New Energies Ventures, Inc. since August 2017. From 2012 to 2017, he served as Chief Executive Officer of Total Energy Ventures, the corporate venture capital arm for the Total Group. Mr. Badoual also previously served as General Manager and Country Chairman for Total Exploration and Production - Algeria from 2009 to 2012, and as Deputy General Manager for Total Exploration and Production - Angola from 2006 to 2009. Mr. Badoual has held various other positions in the Total Group since in 1990, and he has worked in France, Indonesia, United Arab Emirates, and Venezuela. Mr. Badoual holds a degree in civil engineering from École Nationale des Travaux Publics de l’État and an Advanced Master in Regional and Urban Planning from École Nationale des Ponts et Chaussées.

Mr. Larenaudie has served as Treasurer of the Total Group since September 2017. Before that, he served as Chief Financial Officer of Total’s Gas, Renewables and Power Division and Trading and Shipping Division from 2002 to 2017. Mr. Larenaudie has held various other positions in the Total Group since 1990, and has also worked for Credit Lyonnais Bank in France and London in various positions dealing with international corporations and commodities trading firms. He is a graduate of the École Supérieure de Commerce de Toulouse.

Each of Mr. Badoual and Mr. Larenaudie serves as a Class I director, to serve until the Company’s annual meeting of stockholders to be held in 2018. Mr. Badoual will serve on the Nominating and Corporate Governance Committee of the Board, and Mr. Larenaudie will serve on the Finance Committee of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2017, the Board approved the amendment and restatement of the Amended and Restated By-laws of the Company (“Restated By-laws”), subject to and effective upon Total’s consent as required pursuant to the Affiliation Agreement, which consent was obtained on November 3, 2017.

A copy of the Restated By-laws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of SunPower Corporation, as amended and restated on November 3, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 6, 2017	By:	/S/ KENNETH J. MAHAFFEY
	Name:	Kenneth J. Mahaffey
	Title:	Executive Vice President and General Counsel